UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 24, 2006, the Board of Directors of Applied Materials, Inc. (“Applied” or the “Company”) approved a plan to disinvest a portion of the Company’s real estate and facilities portfolio (the “Plan”) based on management’s evaluation of the size, location and capability of Applied’s global infrastructure in light of anticipated business needs. Under the Plan, the Company expects to sell or otherwise dispose of certain owned or leased facilities located in Hayward, California; Hillsboro, Oregon; Danvers, Massachusetts; Chunan, South Korea; and Narita, Japan that were determined to be non-strategic. These facilities were acquired either as part of a merger or under business conditions that have changed. This action is not expected to adversely impact the Company’s ability to serve its customers or execute its business strategies. Applied intends to complete the Plan as soon as feasible.

Applied expects to record pre-tax asset impairment and restructuring charges of approximately $212 million in its first fiscal quarter ending January 29, 2006, consisting of approximately $122 million for asset write-offs and impairments and approximately $90 million for restructuring of lease obligations. The Company does not expect severance costs to be material. Expected future cash expenditures as a result of implementing the Plan relate principally to the lease restructuring and are anticipated to total approximately $109 million. These expenditures will be offset in part by projected proceeds from the sale of the properties. Average savings associated with the Plan are projected to be approximately $29 million annually through 2014. These forecasts may change as the activities under the Plan are completed.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the Plan and the expected amounts of charges, future cash expenditures, proceeds of sale and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: Applied’s ability to identify suitable buyers or tenants for the properties; the results of negotiations with landlords and potential buyers; the structure of the disposition transactions; real estate market conditions; interest rates; demand for real estate in the specific locations, which is subject to many factors, including global economic conditions, business spending, consumer confidence, and geopolitical uncertainties; changes in Applied’s business requirements; and other risks described in Applied’s SEC filings. Applied undertakes no obligation to revise or update any forward-looking statements.

Item 2.06 Material Impairments

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated January 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: January 27, 2006	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary